ROYALTY AGREEMENT

                 THIS AGREEMENT made as of the 14th day of June, 2006.

BETWEEN:

                  GIANT OIL & GAS INC., a body corporate, of the City of Calgary, in the Province of Alberta,

                          (hereinafter called "Payor")
                                                               OF THE FIRST PART
                                     - and -

                  STONE  PETROLEUMS  LTD.,   SUPERNOVA  RESOURCES  LTD.,  349385
                  ALBERTA LTD. and TORLAND LTD., bodies corporate, of the City of Calgary, in the Province of Alberta,

                (hereinafter collectively called "Royalty Owner")

                                                              OF THE SECOND PART


         WHEREAS Royalty Owner is the holder of the whole of the lessee's interest in and to the Lease as hereinafter defined;

         AND WHEREAS for good and valuable consideration Royalty Owner reserves unto itself an overriding royalty in and to the Petroleum Substances within, upon or under the Lands and to the extent that Royalty Owner does not take in kind, Payor agrees to pay Royalty Owner the Royalty upon the terms and conditions hereinafter set forth;



         NOW THEREFORE THIS AGREEMENT WITNESSETH that the parties hereto agree as follows:

1.                DEFINITIONS

                  In this Agreement including the recitals hereto, this Clause and the Schedules hereto, unless the context otherwise requires:

                  (a) "Petroleum Substances" means petroleum, natural gas and related hydrocarbons and all other substances, whether liquid or solid and whether hydrocarbons or not, within, upon or under the Lands, the rights to which are granted by the Lease;

                  (b) "Lands" means Township  Fifty-One (51),  Range  Twenty-one
                  (21),  West of the Fourth (4th) Meridian,  Section  Twenty-Six
                  (26) Northeast Quarter (NE/4), insofar as any rights thereto are granted by the Lease, as further described and set out in Schedule "A" attached to and forming part of this Agreement;

                  (c) "Lease" means Alberta Crown Petroleum and Natural Gas Lease No. 0405030802, by virtue of which the holder thereof is entitled to drill for, win, take or remove the Petroleum Substances underlying all or any part of the Lands, including any extension, renewal or continuation thereof as further described and set out in Schedule "A" attached to and forming part of this Agreement;

                  (d) "Royalty" means an undivided Five (5%) percent non-convertible royalty granted in and to the Petroleum Substances in situ within, upon or under the Lands and based on one hundred (100%) percent of the Petroleum Substances, the rights to which are granted by the Lease.
2.                RESERVATION OF ROYALTY

                  (a) The Royalty Owner hereby reserves unto itself, the Royalty, and if Royalty Owner fails to take in kind, Payor agrees to bear and pay to Royalty Owner the value of the Royalty share based on an undivided one hundred (100%) percent of the Petroleum Substances produced from or deemed to be produced from or allocated to the Lands.

                  (b) It is further expressly agreed that the Royalty reserved by the Royalty Owner and payable by Payor as aforesaid:
                   (i) is attached to and forms a part of the Lands;
                                    (ii)  is free  and  clear  of all  expenses,
                           royalties, taxes, marketing fees and deductions of any kind or nature whatsoever except as herein otherwise set forth.

3.                CALCULATION OF ROYALTIES

                  (a) The word "value" in Clause 2 of this Agreement means the price paid from time to time by a bona fide purchaser for value dealing at arms length with Payor, at the point of sale, for the Petroleum Substances produced, saved or allocated to the Lands, free and clear of all expenses, royalties, taxes, marketing fees and deductions of any kind or nature whatsoever, excepting:
                                     (i)  with   respect  to   natural   gas,  a
                           reasonable charge for gathering, transportation, processing, treating, compression, absorption or other plant extraction or stabilization costs to the extent they are actually incurred, but such costs in any event shall not exceed those calculated in the same manner and on the same basis as from time to time the Crown in the right of the Province of Alberta accepts in respect of its royalty share of production from the relevant well or wells.
                                    (ii) with  respect to crude oil,  condensate
                           and other Petroleum Substances, its proportionate share of the actual costs of transportation by truck where sales are not made FOB the lease tankage for the Lease.

                  (b) Subject to Clause 3(c), the Royalty which is produced from or deemed to be produced from or allocated to the Lands shall be calculated prior to the deduction of Alberta Crown lessor royalties and prior to the deduction of all other royalties, costs and encumbrances, which may be payable with respect to the Lands and the Lease;

                  (c) Payor may use a proportionate share of the Royalty share of Petroleum Substances produced from or deemed to be produced from or allocated to the Lands, which are reasonably required for its normal production operations located on the Lands, excepting however, secondary recovery operations, injection operations, or use as fuel gas in the operation of a plant or other facility. Such permitted uses of the Petroleum Substances shall be excluded in determining the Royalty;

                  (d) In the event Payor uses any of the Royalty share for secondary recovery operations, injection operations or as fuel gas in the operation of a plant or other facility except as it relates to production from the Lands, such Petroleum Substances shall be deemed to have been produced, saved and marketed;

                  (e) Notwithstanding any of the foregoing in this Clause 3, the calculation of the value of the Royalty with respect to natural gas (excluding liquids and sulphur) otherwise payable after deducting any or all costs, charges, royalties, taxes, deductions or expenses of whatsoever nature shall never be less than $0.10 mcf, and Payor shall pay such amount to Royalty Owner.

                  (f) Payor shall not have the authority to sell the Royalty pursuant to any forward selling type contract, without the expressed written consent of the Royalty Owner. In the event such consent is not obtained, the Royalty Owner shall have the right to elect to have their royalty calculated on the basis of the price used by the Crown in right of the Province of Alberta for its lessor share of Petroleum Substances and Payor shall pay the Royalty Owner on that basis.


4.                PAYMENT OF ROYALTY SHARE

                  (a) Subject to Royalty Owner's right to take in kind set out in Clause 5 herein, any sale by or on behalf of Payor of any Petroleum Substances produced from or allocated to the Lands shall include the Royalty share of such Petroleum Substances. Any contract for the disposition of the Royalty share of Petroleum Substances produced from or allocated to the Lands shall be a price not less than that received by Payor for its share of Petroleum Substances. Not later than the last day of the month following the calendar month in which any such sale occurred or deemed sale occurred, Payor shall pay to Royalty Owner an amount equal to the value of the Royalty which has been produced from or deemed to be produced from or allocated to the Lands. Payment shall be made to Royalty Owner at its address for notice provided herein.

                  (b) Payor acknowledges and agrees to pay all amounts payable pursuant to this Agreement as follows:
                           Stone Petroleums Ltd.                        3.10  %
                           Supernova Resources Ltd.                      .90  %
                           349385 Alberta Ltd.                           .50  %
                           Torland Ltd.                                  .50  %


                  (c) In the event that Payor fails to pay the said Royalty share of Petroleum Substances produced from or deemed to be produced from or allocated to the Lands, on or before the sixtieth (60th) day next following the end of the calendar month in which production of Petroleum Substances has occurred, or which have been allocated to the Lands, Payor shall pay Royalty Owner interest at the prevailing prime rate of interest per annum charged for Canadian dollar loans, by the Royal Bank of Canada plus two (2%) percent per annum, commencing on the thirtieth (30th) day following the end of the said calendar month for which production of Petroleum Substances occurred or which were allocated to the Lands, to and including the date all amounts plus accrued interest have been paid to the Royalty Owner.

                  (d) The Royalty Owner shall be entitled to and shall have a first and paramount lien upon all of the Petroleum Substances from time to time, produced from or allocated to the Lands, to secure the payment of the amounts due and payable to the Royalty Owner pursuant to this Agreement. The Royalty Owner shall have the right to sell such quantity or quantities of Payor's share of Petroleum Substances and receive the proceeds of such sale as shall be sufficient to pay such outstanding amounts including interest thereon; provided however, that such sale of the Petroleum Substances shall be subject to the terms of any existing applicable gas purchase agreements, crude oil or liquid sales contracts. In addition, the Royalty Owner shall have the right to receive directly from any purchaser, the proceeds from the sale thereof up to the amount plus accrued interest owing by Payor to the Royalty Owner and any purchaser shall be entitled to rely on the Royalty Owner's written statements concerning the existence and the amount of such default. For the sole purpose of effecting such sales, the Royalty Owner is hereby irrevocably appointed attorney for Payor with irrevocable authority to enter into any such sale or receive the proceeds on behalf of the Payor of any sale pursuant to this clause. The exercise of any rights granted herein to the Royalty Owner shall not prejudice any other rights the Royalty Owner may have to enforce its claim.

                  (e) In addition, without limiting the generality of the foregoing, if Payor's failure to pay the Royalty Owner the amounts aforesaid and accrued interest thereon, continues for ten (10) days after written notice thereof to Payor, the Royalty Owner shall have a right to set off against the outstanding amount plus accrued interest, all amounts due or accruing to Payor from the Royalty Owner from any source or agreement whatsoever.

                  (f) Each payment of the Royalty to the Royalty Owner shall be accompanied by a copy of the monthly production report which is filed with the Province of Alberta giving a full and complete statement of all Petroleum Substances produced and marketed or used during the month for which such payment is made.

(g) Any amount received by Payor with respect to proceeds of production or deemed production of the Royalty share of Petroleum Substances produced from or deemed to be produced from or allocated to the Lands, shall be deemed to be held in trust by Payor for and on behalf of the Royalty Owner.

         (h) Payor covenants and agrees that the Royalty shall be shown or listed as a permitted encumberance in any sale or any financing by Payor, where the Royalty Lands are mortgaged or assigned.


5.                RIGHT TO TAKE IN KIND

                  (a) The Royalty Owner shall own and may take in kind or separately dispose of the Royalty share of Petroleum Substances. Subject to the expiry of the term of any existing contracts for the sale of Petroleum Substances, the Royalty Owner may, by giving 30 days written notice to Payor, elect to take its Royalty share of Petroleum Substances, in kind and on a similar notice, the Royalty Owner may revoke its election but this election shall not be exercised by the Royalty Owner at intervals less than six (6) months from the previous election.

                  (b) If the Royalty Owner exercises its rights to take the Royalty in kind, the Royalty Owner shall have the right to use all of Payor's facilities or enter into its own agreements with third parties, with respect to the storage, gathering, transporting, treating or processing by compression, absorption or other plant extraction or stabilization PROVIDED HOWEVER, if the Royalty Owner elects to use Payor's facilities, the Royalty Owner shall be charged and agrees to pay Payor its proportionate share of a cost of service for such storage, gathering, transporting, treating or processing the Royalty share, in the same manner and on the same basis as from time to time the Crown in right of the Province of
                  Alberta accepts with respect to its royalty share of production from the relevant well or wells. In any event, the Royalty Owner shall not be charged with the cost of removal of basic sediment and water.


6.                BOOKS AND RECORDS

                  Payor shall keep and maintain in the City of Calgary in the Province of Alberta, at all times and from time to time, true and correct books, records and accounts showing the quantity of Petroleum Substances produced from or allocated to each well on the Lands and the disposition thereof and permit the Royalty Owner or its agent to audit the same and to make extracts and copies therefrom and thereof and at all times during regular business hours permit Royalty Owner or its agent to enter upon the Lands for the purpose of ascertaining the quantity and nature of the Petroleum Substances produced or taken from the Lands.

7.                PAYOR NOT OBLIGATED TO DEVELOP

                  Notwithstanding any provision herein contained, Payor shall be under no obligation to the Royalty Owner to develop the Lands or any part thereof.


8.                COMMINGLING PRODUCTION

                  Payor shall have the right to commingle Petroleum Substances produced from the Lands with Petroleum Substances produced from other lands provided methods acceptable to the Royalty Owner are used to determine the proper measurement of individual well production. Where governmental regulations or orders require segregated production tests of individual wells at intervals not greater than two months, such tests will be deemed acceptable to the Royalty Owner under this Clause 8 and no further tests will be required.


9.                POOLING & UNITIZATION

                  (a) Payor is hereby given the right at any time and from time to time to pool that portion of the Lands required to form a spacing unit for the production of Petroleum Substances from a well. The basis and manner of such pooling, shall be on an acreage basis.

                  (b) Payor shall not include the Lands or any part thereof in any voluntary plan of unitization without the Royalty Owner's written consent. The execution by the Royalty Owner of the applicable unit agreement shall be deemed to be proper consent.

                  (c) Upon any such pooling or unitization the Royalty shall be paid on the basis of production deemed to be produced from or allocated to Lands under the plan of unitization or pooling and not upon the basis of actual production from the Lands.

                  (d) If Payor intends to pool or unitize any portion or portions of Lands or to incorporate any portions thereof in a pooling agreement or a unit agreement, it shall furnish the Royalty Owner with a copy of the executed pooling agreement or unitization agreement.


10.               SURRENDER

                  (a) No interest in the Lands or Lease subject to this Agreement shall be surrendered, by Payor in whole or in part without giving notice of such proposed surrender in writing (hereinafter called "the surrender notice") to the Royalty Owner at least sixty (60) days before the next ensuing anniversary of the date of the Lease covering the lands or interest which it proposes to surrender. Within fifteen (15) days after receipt of such notice, the Royalty Owner may elect in writing to acquire such interest for One ($1.00) Dollar. If the Royalty Owner does so, Payor shall, without warranty, forthwith transfer or assign such interest to the Royalty Owner. The said Royalty shall thereafter cease to be payable with respect to the interest so assigned to the Royalty Owner.

                  (b) Upon the Royalty Owner electing to acquire an interest to be surrendered as set forth herein, the Royalty Owner shall assume all rights and obligations of Payor with respect to the interest assigned which accrue after the effective date of such assignment as aforesaid.

                  (c) In the event the Royalty Owner fails to make the election as provided for in this clause, Payor may surrender the interest specified in the surrender notice.


11.               RIGHT TO INFORMATION

                  Payor shall provide to Stone Petroleums Ltd., on behalf of the Royalty Owner, information with respect to the drilling, testing and operation of any well on the Lands or on lands pooled with the Lands including, without limiting, the generality of the foregoing, daily drilling reports, field prints of log runs, drill-stem test results, well survey results, production or back-pressure test results and oil, gas, water or other analyses made on recoveries from production testing and/or back-pressure testings.


12.               INTEREST IN LAND

                  It is the intention of the parties that both the Royalty and the lien referred to in clause 4(d) are hereby deemed to be interests in land and run with the Lands. Payor covenants and agrees to ensure that any security interest granted with respect to the Lease or the Lands includes a provision that such security interest is subject to the prior rights and interest of the Royalty Owner.

13.               FURTHER ASSURANCES

                  Each of the parties hereto shall, from time to time and at all times, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.


14.               RATABLE PRODUCTION

                  Subject to a unitization and any governmental regulations and insofar as the same are capable thereof, any well located on the Said Lands or pooled therewith shall be produced ratably with all other wells operated or under the control of Payor in the field in which the Lands form a part. The intent of the parties being that there shall be no curtailment of production from the Lands unless production is curtailed in like fashion from other wells in the same field which are operated or controlled by Payor.


15.               ASSIGNMENT BY PAYOR

                  Payor may assign any legal or equitable interest in this Agreement, the Lands, the Leases or any portion or portions thereof; PROVIDED THAT, in the event that Payor assigns all or any portion of its interest as aforesaid, Payor will cause its assignees to assume and be bound by all of the terms and provisions of this Agreement insofar as the same relate to the interest so assigned AND PROVIDED FURTHER HOWEVER, Payor shall remain liable therefor until, the assignee assumes such obligations, Payor provides the Royalty Owner a notice of assignment executed by Payor and its assignee, with respect to such obligations and Payor pays the Royalty Owner all outstanding amounts plus accrued interest (if any) due and owing as at the date of receipt of the notice of the assignment.


16.               ALBERTA LAW TO GOVERN

                  The parties hereto agree that this Agreement in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the Province of Alberta, in the English language.


17.               TIME OF ESSENCE

                  Time is of the essence in this Agreement.


18.               NOTICES

                  The addresses for service of the parties hereto shall be as follows:
                  Payor:                    GIANT OIL & GAS INC.
                                            4010 - 246 Stewart Green SW
                                            Calgary, Alberta   T3H 3C8

                  Royalty Owner:            STONE PETROLEUMS LTD.
                                            #1050, 717 - 7th Avenue SW
                                            Calgary, Alberta   T2P OZ3

                                            SUPERNOVA RESOURCES LTD.
                                            1400, 715 - 5th Ave. SW
                                            Calgary, Alberta T2P 2X6

                                            349385 ALBERTA LTD.
                                            436 - 135th Avenue SE
                                            Calgary, Alberta   T2J 5E7

                                  TORLAND LTD.
                                            c/o #1050, 717 - 7th Avenue SW
                                            Calgary, Alberta   T2P 0Z3



                  Any party hereto may from time to time change its address for service herein by giving written notice to the other parties hereto. Any notice may be served by personal hand delivery, delivery by courier, telecopy, telefax or by mailing the same by prepaid post in a properly addressed envelope addressed to the party to whom the notice is to be given at such party's address for service hereunder. Any notice served other than by mail shall be deemed to be given and received by the addressee on that day or if by mail, it shall be deemed to be given and received by the addressee on the fifth (5th) day after the mailing thereof, Saturdays, Sundays and statutory holidays excepted.


19.               MAINTENANCE OF LANDS

                  Payor shall:
                  (a) pay all rentals, royalties, taxes and charges payable under the provisions of the Lease;

                  (b) in carrying out all operations on the Lands, comply with all laws, rules and regulations applicable thereto and in accordance with good oilfield practices.


20.               LIABILITY AND INDEMNIFICATION

                  (a) Payor shall be liable for all actions, suits, claims, costs, expenses and demands whatsoever by any person, firm, corporation or government arising out of or attributable to the Lease and the Lands or any act or omission of Payor, its employees, servants, agents or independent contractors, and for any loss, damage, cost or expense incurred by the Royalty Owner with respect thereto other than the Royalty Owner's liability for income taxes.

                  (b) Payor shall indemnify and save harmless the Royalty Owner from and against all actions, suits, claims, costs, expenses and demands whatsoever by any person, firm, corporation or government arising out of or attributable to the Lease and the Lands or any act or omission of Payor, its employees, servants, agents or independent contractors, and for any loss, damage, cost or expense incurred by the Royalty Owner with respect thereto, other than the Royalty Owner's liability for taxes.


21.               WAIVER

                  No waiver by any party of any breach of any of the covenants, conditions and provisions herein contained shall be effective or be binding upon any of the parties unless the same be expressed in writing. Any waiver so expressed shall not limit or affect its rights with respect to any other future breach.


22.               PERPETUITIES

                  Notwithstanding anything in this Agreement contained, any right under this Agreement of a party to acquire any interest in the Lands from any other party shall not extend beyond twenty-one (21) years after the lifetime of the last survivor of the lawful descendants now living of Her Majesty Queen Elizabeth II.


23.               ENURING CLAUSE

                  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective receivers, trustees, successors and assigns.



24.               ASSIGNMENT PROCEDURE

                  The parties agree to adopt the 1993 CAPL Assignment Procedure which is hereby made a part of this agreement.

                  IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement as of the day and year first above written.



                   GIANT OIL & GAS LTD. STONE PETROLEUMS LTD.


Per:                                                          Per:


SUPERNOVA RESOURCES LTD.            TORLAND LTD.



Per:                                                          Per:


                                    349385 ALBERTA LTD.

Per:


Signature page attached to and forming part of Royalty  Agreement  between Giant
Oil & Gas Inc. and Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd. and Torland Ltd., dated June 14th, 2006.

SCHEDULE "A" ATTACHED TO AND FORMING PART OF A ROYALTY AGREEMENT BETWEEN GIANT OIL & GAS INC., AS PAYOR, AND STONE PETROLEUMS LTD., SUPERNOVA RESOURCES LTD., 349385 ALBERTA LTD., AND TORLAND LTD., AS ROYALTY OWNER, DATED JUNE 14TH, 2006.




Lands:   Township  Fifty-One  (51),  Range  Twenty-one  (21), West of the Fourth
         (4th) Meridian, Section Twenty-six (26) Northeast Quarter (NE/4).




Lease: Crown Petroleum and Natural Gas Lease No. 0405030802 issued to Stone Petroleums Ltd., as to an undivided 80%, Supernova Resources Ltd., as to an undivided 20%.